Exhibit 10.6

                                 LOAN AGREEMENT

         This Loan Agreement dated as of October 14, 1998, is by and between Daktronics, Inc., a South Dakota corporation (the "Borrower"), and U.S. Bank National Association, a national banking association (the "Lender").


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Defined Terms. As used in this Agreement the following terms shall have the following respective meanings:

                  "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of South Dakota) on which national banks are permitted to be open for business in Sioux Falls, South Dakota.

                  "Closing Date": The date on which the conditions set forth in
         Section 4.1 have been satisfied and the Loan is closed.

                  "Default": Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

                  "Default Rate": As defined in the Notes.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default": Any event described in Section 1.1.

                  "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

                  "Governmental Requirements": All laws, statutes, codes, ordinances, and

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         governmental rules, regulations and requirements applicable to the
         Borrower and the Lender.

                  "Loan Documents": This Agreement, the Notes and any other document collateral to or as security for the Loan.

                  "Notes": The Revolving Note and Term Note.

                  "Obligations": The Borrower's obligations in respect of the due and punctual payment of principal and interest on the Revolving Note and Term Note when and as due, whether by acceleration or otherwise and all fees, expenses, indemnities, reimbursements and other obligations of the Borrower under this Agreement or any other Loan Document, in all cases whether now existing or hereafter arising or incurred.

                  "Person": Any natural person, corporation, partnership, limited partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "Regulatory Change": Any change after the date of this Agreement in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Lender under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Revolving Loan": As defined in Section 2.1.

                  "Revolving Loan Maturity Date": October 1, 2001.

                  "Revolving Note": The Revolving Note dated of even date herewith, in the amount of the Revolving Loan, executed by the Borrower and payable to the order of the Lender.

                  "Term Loan": As defined in Section 3.1.

                  "Term Loan Maturity Date": November 1, 2003.

                  "Term Note": The Term Note dated of even date herewith, in the amount of the Loan, executed by the Borrower and payable to the order of the Lender.

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         Section 1.2 Accounting Terms and Calculations. Except as may be
expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

         Section 1.3 Other Definitional Terms, Terms of Construction. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". All incorporations by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and include all necessary definitions and related provisions from such other agreements. All covenants, terms, definitions and other provisions from other agreements incorporated into this Agreement by reference shall survive any termination of such other agreements until the obligations of the Borrower under this Agreement and the Notes are irrevocably paid in full.


                                   ARTICLE II

                             TERMS OF REVOLVING LOAN

         Section 2.1 Revolving Loan. Upon the terms and subject to the conditions hereof, the Lender agrees to make available a revolving loan (the "Revolving Loan") to the Borrower of Fifteen Million and No/100 Dollars ($15,000,000.00) on the Closing Date. Borrower may request and Lender shall issue as part of the Revolving Loan, letters of credit in an amount not to exceed Two Million and No/100 Dollars ($2,000,000.00). The amount available to be borrowed under the Revolving Loan shall be correspondingly reduced by the face amount of all letters of credit issued. Lender shall not charge an origination fee or a maintenance fee for the issuance of the letters of credit, but may charge its standard issuance, documentation and examination fees therefor.

         Section 2.2 The Revolving Note; Interest and Repayment. The Revolving Loan shall be evidenced by the Revolving Note. The Lender shall enter in its ledgers and records the payments made on the Revolving Loan, and the Lender is authorized by the

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                                      -4-

Borrower to enter on a schedule attached to the Revolving Note a record of such payments. The Revolving Note shall accrue interest and shall be payable, together with interest thereon, and may be prepaid, if at all, and is subject to mandatory prepayment, as provided in the Revolving Note. If not sooner paid, the Revolving Note, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Revolving Loan Maturity Date. Lender shall not be required to permit advances under the Revolving Loan if Borrower remains in default following the Occurrence of an Event of Default that remains uncured subsequent to the expiration of any applicable cure period.

         Section 2.3 Use of Proceeds. The proceeds of the Loan shall be used for the refinancing of loans issued by Norwest Bank National Association and operations in the ordinary course of business.


                                   ARTICLE III

                               TERMS OF TERM LOAN

         Section 3.1 Term Loan. Upon the terms and subject to the conditions hereof, the Lender agrees to make available a term loan (the "Term Loan") to the Borrower of Five Million and No/100 Dollars ($5,000,000.00) on the Closing Date.

         Section 3.2 The Term Note; Interest and Repayment. The Term Loan shall be evidenced by the Term Note. The Lender shall enter in its ledgers and records the payments made on the Term Loan, and the Lender is authorized by the Borrower to enter on a schedule attached to the Term Note a record of such payments. The Term Note shall accrue interest and shall be payable, together with interest thereon, and may be prepaid, if at all, and is subject to mandatory prepayment, as provided in the Term Note. If not sooner paid, the Term Note, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Term Loan Maturity Date.

         Section 3.3 Use of Proceeds. The proceeds of the Loan shall be used for the refinancing of loans issued by Norwest Bank National Association and operations in the ordinary course of business.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

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                                      -5-

         Section 4.1 Conditions of the Loan. The obligation of the Lender to make the Loan hereunder shall be subject to the prior or simultaneous fulfillment of each of the following conditions:

                  4.1(a) Documents. The Lender shall have received the documents and other materials as set forth on Schedule 4.1(a) attached hereto and hereby made a part hereof.

                  4.1(b) Other Matters. All organizational and legal proceedings relating to the Borrower and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Lender and its counsel, and the Lender shall have received all information and copies of all documents, including records of corporate proceedings, which it may reasonably have requested in connection therewith, such documents where appropriate to be certified by Borrower or governmental authorities.

                  4.1(c) Fees and Expenses. The Lender shall have received amounts due and payable by the Borrower on or prior to the Closing Date, including the reasonable fees and expenses of counsel to the Lender payable pursuant to Section 8.2.

                  4.1(d) No Default. All representations and warranties of the Borrower made in this Agreement shall remain true and correct and no Default or Event of Default shall exist.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender:

         Section 5.1 Organization, Standing, Etc. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own its properties and to carry on its business as now conducted, to enter into this Agreement and the other Loan Documents to which it is a party and to issue the Notes and to perform its

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                                      -6-

obligations hereunder and thereunder. This Agreement, the Notes and the other Loan Documents to which it is a party have been duly authorized by all necessary corporate action and when executed and delivered will be the legal and binding obligations of the Borrower. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party will not violate the Borrower's Articles of Incorporation or Bylaws or any law applicable to the Borrower, and will not violate or cause a default under or permit acceleration of any agreement to which Borrower is a party. Except for consents, approvals and exemptions previously obtained (copies of which have been delivered to the Lender), no approval of or exemption by any Person is required in connection with the Borrower's execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party. To the Borrower's knowledge, it is not in material default (beyond any applicable grace period) in the performance of any material agreement, order, writ, injunction, decree or demand to which it is a party or by which it is bound.

         Section 5.2 Financial Statements and No Material Adverse Change. The Borrower's audited financial statements as of May 2, 1998, and its unaudited financial statements as of August 1, 1998, as heretofore furnished to the Lender, have been prepared in accordance with GAAP. The Borrower has no material obligation, liability or asset not disclosed in such financial statements, and there has been no material adverse change in the condition of the Borrower since the dates of such financial statements.

         Section 5.3 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which, if determined adversely to the Borrower, would have a material adverse effect on the condition of the Borrower or on the ability of the Borrower to perform its obligations under the Loan Documents. However, Borrower is currently defending the actions, suits and proceedings identified in
Schedule 5.3. The Borrower is not in violation of any Governmental Requirement where such violation could reasonably be expected to impose a material liability on the Borrower.

         Section 5.4 Taxes. The Borrower has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower).

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                                      -7-

         Section 5.5 Subsidiaries. The Borrower has no operating subsidiaries, except for Star Circuits, Inc., and MSC Technologies, Inc.

         Section 5.6 Employee Benefit Plans. Except as disclosed in writing to the Lender: (a) the Borrower is not an employee benefit plan as defined in
Section 3(1) of ERISA, whether or not subject to ERISA; (b) no assets of the Borrower constitute assets of any such plan under ERISA regulations or rulings;
(c) with respect to any such plan that the Borrower sponsors, participates in or has fiduciary duties with respect to, the Borrower has materially complied with all federal and state laws, plan documents and funding requirements; (d) the Borrower does not sponsor, participate in, or have fiduciary duties with respect to any defined benefit pension plan subject to Title IV of ERISA or any multi-employer pension plan as defined in Section 3(37)(A) of ERISA or any plan providing medical or other welfare benefits to retirees or other former employees (except as required by federal or state law); and (e) the Borrower is not (and has not ever been) a member of a group of trades or businesses (whether or not incorporated) that is treated as a single employer under Section 414 of the Internal Revenue Code.

         Section 5.7 Federal Reserve Regulations. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System or any successor thereto). The value of all margin stock owned by the Borrower does not constitute more than 25% of the value of the assets of the Borrower.

         Section 5.8 Year 2000. The Borrower has reviewed and assessed its business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by the Borrower, directly or indirectly through third parties, may be unable to properly perform date-sensitive functions before, during and after January 1,
2000); (b) has developed a plan which is projected to complete remediation of material year 2000 problems by March 1, 1999, including the testing thereof. In any event, remediation will be completed by July 1, 1999. The Borrower will promptly deliver to Lender such information relating to this representation and covenant as Lender requests from time to time.


                                   ARTICLE VI

                                    COVENANTS

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                                      -8-

         Until the Notes and all of the Borrower's other Obligations shall have been paid and performed in full, unless the Lender shall otherwise consent in writing:

         Section 6.1 Financial Statements and Reports. The Borrower will furnish to the Lender:

                  6.1(a) As soon as available and in any event within ninety
         (90) days after the end of each fiscal year of the Borrower, financial statements of Borrower consisting of at least statements of income, cash flow and changes in stockholders' equity, a balance sheet as at the end of such year, and a statement of contingent liabilities as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by an independent Certified Public Accountant or other independent certified public accountants of recognized regional standing selected by the Borrower, as the case may be, and acceptable to the Lender.

                  6.1(b) As soon as available and in any event within forty-five
         (45) days after the end of each fiscal quarter of the Borrower, unaudited financial statements for Borrower for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, substantially similar to the annual audited statements.

                  6.1(c) As soon as available and in any event within ninety
         (90) days after the deadline for filing the same, copies of all federal income tax returns (with all supporting schedules) of the Borrower.

                  6.1(d) As soon as available and in any event at least thirty
         (30) days prior to the beginning of each fiscal year, a financial forecast for the upcoming fiscal year, setting forth the projected income and expenses for such year.

                  6.1(e) As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter, a statement signed by the Chief Executive Officer or the Chief Financial Officer of the Borrower stating that as at the end of such quarter there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

                  6.1(f) Immediately upon any officer of the Borrower becoming aware of any Default or Event of Default, a notice describing the nature thereof and what

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                                      -9-

         action the Borrower proposes to take with respect thereto.

                  6.1(g) From time to time, such other information regarding the business, operation and financial condition of the Borrower as the Lender may reasonably request.

         Section 6.2 Books and Records. The Borrower will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

         Section 6.3 Inspection. The Borrower will permit any Person designated by the Lender to visit and inspect any of the properties, books and financial records of the Borrower, to examine and to make copies of the books of accounts and other financial records of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with its President/Chief Executive Officer and Chief Financial Officer/Treasurer at such reasonable times and intervals as the Lender may designate.

         Section 6.4 Existence. The Borrower will maintain its existence in good standing under the laws of its jurisdiction of incorporation or formation, and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Borrower from enforcing its rights with respect to any material asset or would expose the Borrower to any material liability.

         Section 6.5 Notice of Litigation. The Borrower will give prompt written notice to the Lender of the commencement of any action, suit or proceeding affecting the Borrower alleging claims of Fifty Thousand and No/100 Dollars ($50,000.00) or more.

         Section 6.6 Employee Benefit Plans. The Borrower shall neither take any action, nor omit to take any action, if such action or omission would result in any of the statements set forth in Section 5.6 (including any written disclosures made by the Borrower to the Lender under Section 5.6) becoming inaccurate or misleading at any time while the Notes remain outstanding.

         Section 6.7 Insurance. The Borrower will maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable companies engaged in the same or similar business.

         Section 6.8 Payment of Taxes. The Borrower will file all tax returns and reports

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                                      -10-

which are required by law to be filed by it and will pay before they become delinquent, all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including those of suppliers, mechanics, carriers, warehousemen, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property.

         Section 6.9 Maintenance of Properties, Compliance. The Borrower will maintain its properties in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times. The Borrower will comply in all material respects with all laws, rules and regulations to which it may be subject.

         Section 6.10 Merger. The Borrower will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

         Section 6.11 Acquisitions. The Borrower will not acquire during any fiscal year another business, firm or company at a price in excess of One Million and No/100 Dollars ($1,000,000.00).

         Section 6.12 Sale of Assets. The Borrower will not sell, transfer, lease or otherwise convey all or any substantial part of its assets except for sales and leases of inventory in the ordinary course of business, except for the sale of demonstration equipment, and except for advertising rights.

         Section 6.13 Additional Covenants. For additional covenants, see
Schedule VI attached hereto and hereby made a part hereof.


                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

         Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

                  7.1(a) The Borrower shall fail to make when due, whether by acceleration

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         or otherwise, any payment of principal of or interest on the Notes or any other obligations of the Borrower to the Lender pursuant to this Agreement or any of the other Loan Documents.

                  7.1(b) Any representation or warranty made by or on behalf of the Borrower in this Agreement or any of the other Loan Documents or by or on behalf of the Borrower in any certificate, statement, report or document herewith or hereafter furnished to the Lender pursuant to this Agreement or any of the other Loan Documents shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

                  7.1(c) The Borrower shall fail to comply with Section 6.10 or
         6.11 or any covenant contained in Schedule VI hereto.

                  7.1(d) A sale, transfer, conveyance or encumbrance of Borrower's properties except as permitted under Section 6.12.

                  7.1(e) The Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement or any of the other Loan Documents (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for thirty (30) calendar days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Lender, (ii) the date the Borrower should have given notice of such failure to the Lender pursuant to Section 6.1, or
         (iii) the date the Lender gives notice of such failure to the Borrower.

                  7.1(f) The Borrower shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of itself or for a substantial part of its property, or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or for a substantial part of the property thereof and shall not be discharged within forty-five (45) days, or the Borrower shall make an assignment for the benefit of creditors.

                  7.1(g) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower and, if instituted against the Borrower, shall have been consented to or acquiesced in by the Borrower, as the case may be, or shall remain undismissed for sixty
         (60) days, or an order for relief shall have been entered

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                                      -12-

         against the Borrower.

                  7.1(h) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower and, if instituted against the Borrower, shall be consented to or acquiesced in by the Borrower, as the case may be, or shall remain for forty-five (45) days undismissed.

                  7.1(i) A judgment or judgments for the payment of money in excess of the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) in the aggregate, excluding any amount covered by insurance, shall be rendered against the Borrower and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than sixty (60) days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

                  7.1(j) The maturity of any material indebtedness of the Borrower (other than the Revolving Loan and Term Loan) shall be accelerated, or the Borrower shall fail to pay any such material indebtedness when due (after the lapse of any applicable grace period) or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such indebtedness to cause, such material indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, indebtedness shall be deemed "material" if it exceeds Five Hundred Thousand and No/100 Dollars ($500,000.00) as to any item of indebtedness or in the aggregate for all items of indebtedness with respect to which any of the events described in this Section has occurred.

                  7.1(k) Any execution or attachment shall be issued whereby any substantial part of the property of the Borrower shall be taken or attempted to be taken and the same shall not have been vacated or stayed within thirty (30) days after the issuance thereof.

                  7.1(l) Any default shall occur under any other Loan Document, and shall continue beyond any grace or cure period provided therein with respect to such default.

         Section 7.2 Remedies. If (a) any Event of Default described in Sections
7.1 (f), (g) or (h) shall occur with respect to the Borrower, the Notes and all other obligations of

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                                      -13-

the Borrower to the Lender under this Agreement and the other Loan Documents shall automatically become immediately due and payable, or (b) any other Event of Default shall occur and be continuing, then the Lender may declare the Notes and all other obligations of the Borrower to the Lender under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes or in any of the other Loan Documents to the contrary notwithstanding. Upon the occurrence of any of the events described in clauses (a) or (b) of the preceding sentence the Lender may exercise all rights and remedies under this Agreement, the Notes and any of the other Loan Documents and under any applicable law. In addition, the Lender may cure the Event of Default on behalf of the Borrower, and, in doing so, may enter upon the Borrower's properties, and may expend such sums as it may deem desirable, including attorneys' fees, all of which shall be deemed to be advances hereunder and under the Notes, even though causing the Loan to exceed the face amount of the Notes, shall bear interest at the Default Rate and shall be payable by the Borrower on demand.

         Section 7.3 Offset. In addition to the remedies set forth in Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrower hereby irrevocably authorizes the Lender to set off all sums owing by the Borrower to the Lender against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, the Lender.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Modifications. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

         Section 8.2 Costs and Expenses. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Lender upon demand for

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                                      -14-

all reasonable out-of-pocket expenses paid or incurred by the Lender (including fees and expenses of Woods, Fuller, Shultz & Smith P.C., counsel to the Lender) in connection with the negotiation, preparation, approval, review, execution, delivery, amendment, modification, interpretation, collection and enforcement of this Agreement, the Notes and the other Loan Documents. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

         Section 8.3 Waivers, etc. No failure on the part of the Lender or the holder of the Notes to exercise and no delay in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies of the Lender hereunder are cumulative and not exclusive of any right or remedy the Lender otherwise has.

         Section 8.4 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed. Either party may change its address for notices by a notice given not less than five (5) Business Days prior to the effective date of the change.

         Section 8.5 Successors and Assigns; Disposition of Loans. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, except that the Borrower may not assign its rights or delegate its obligations hereunder without the prior written consent of the Lender. The Lender may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Loans to banks or other financial institutions. The Lender may disclose any information regarding the Borrower in the Lender's possession to any prospective buyer or participant.

         SECTION 8.6 GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE

OF SOUTH DAKOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS OR PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. WHENEVER POSSIBLE, EACH PROVISION OF THIS AGREEMENT AND ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO, SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER SUCH APPLICABLE LAW, BUT, IF ANY PROVISION OF THIS AGREEMENT OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO SHALL BE HELD TO BE PROHIBITED OR INVALID UNDER SUCH APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO.

         SECTION 8.7 CONSENT TO JURISDICTION. AT THE OPTION OF THE LENDER, THIS AGREEMENT AND THE NOTES MAY BE ENFORCED IN ANY FEDERAL COURT OR SOUTH DAKOTA CIRCUIT COURT SITTING IN SIOUX FALLS OR BROOKINGS, SOUTH DAKOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         SECTION 8.8 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES AND ANY OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         Section 8.9 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

         Section 8.10 Number; Gender. The singular of all terms used herein shall include the plural and the plural shall include the singular, and the use of any gender herein shall include all other genders, where the context so requires or permits.

         Section 8.11 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Lender with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

         Section 8.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                         DAKTRONICS, INC.


                                      By ______________________________________
                                         Print Name____________________________
                                          Title________________________________

Borrower's Address:
331 32nd Avenue
Brookings, South Dakota 57006
Fax: (605) __________________


                                         U.S. BANK NATIONAL ASSOCIATION


                                      By ______________________________________
                                         Print Name____________________________
                                          Title________________________________

Lender's Address:
U.S. Bank National Association
141 North Main Avenue
Post Office Box 5308
Sioux Falls, South Dakota 57117
Fax: (605) 333-3825

                                 SCHEDULE 4.1(a)

         This Agreement, the Revolving Note and the Term Note, each duly executed by the Borrower and dated the Closing Date.

         The opinion of counsel to the Borrower covering such matters as the Lender may request.

         The most current available financial statements of the Borrower, as well as financial statements of the Borrower for each of their preceding three
(3) full fiscal years together with copies of all federal income tax returns (with all supporting schedules) of the Borrower for their three (3) most recent fiscal years, all signed and certified as true, correct and complete by the Borrower.

         A copy of the corporate resolutions of such party authorizing the execution, delivery and performance of the Loan Documents to which Borrower is a party, and containing an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of such party authorized to execute the Loan Documents to which Borrower is a party, certified as of the Closing Date by the Secretary or an Assistant Secretary of Borrower.

         A certificate of good standing for such party in the jurisdiction of its incorporation, certified by the appropriate governmental officials as of a date not more than 15 days prior to the Closing Date.

         A copy of the Articles of Incorporation of Borrower with all amendments thereto, certified as of the Closing Date by the Secretary or an Assistant Secretary of Borrower.

         A copy of the bylaws of Borrower, certified as of the Closing Date by the Secretary or an Assistant Secretary of Borrower.

                                  SCHEDULE 5.3

                     ACTIONS, SUITS AND PROCEEDINGS PENDING
                                AGAINST BORROWER

                                   SCHEDULE VI

                              ADDITIONAL COVENANTS

         Until the Notes and all of the other Obligations shall have been paid and performed in full, unless the Lender shall otherwise consent in writing:

         Dividends. The Borrower will not pay in excess of current year's net profit after tax any dividends or otherwise make any distributions on, or redemptions of, any of its outstanding stock.

         Tangible Net Worth. The Borrower will not permit its Tangible Net Worth (the excess of its assets, excluding intangible assets, over its liabilities) at any time to be less than Twenty-three Million and No/100 Dollars
($23,000,000.00).

         Current Ratio. The Borrower will not permit the ratio of its current assets to its current liabilities to be less than 1.4 to 1 at any time.

         Minimum Adjusted Fixed Charge Coverage Ratio. The Borrower will not permit the Minimum Adjusted Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter for the four consecutive fiscal quarters ending on that date to be less than 2 to 1.

         For purposes hereof, the following definitions have the following meanings:

         "EBITDA": For any period of determination, the net income of the Borrower before deductions for income taxes, interest expense, depreciation and amortization, all as determined in accordance with GAAP.

         "Adjusted Fixed Charge Coverage Ratio": For any period of determination with respect to the Borrower, the ratio of

                  (a) EBITDA minus the sum of (i) any dividends or other distributions, (ii) expenditures in the sum of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) for fixed and capital assets not financed and (iii) tax expenses, to

                  (b) all required principal and interest payments with respect to Indebtedness (including but not limited to all payments with respect to capitalized lease obligations of the Borrower), in each case determined for said period in accordance with GAAP.

         "Indebtedness": All interest-bearing obligations, including those represented by bonds, debentures, or other debt securities, except principal reductions on the Revolving Loan.

                                 REVOLVING NOTE

$15,000,000.00                                           Brookings, South Dakota
                                                                October 14, 1998

         FOR VALUE RECEIVED, Daktronics, Inc., a South Dakota corporation ("Borrower"), hereby promises to pay to the order of U.S. Bank National Association, a national banking association, 141 North Main Avenue, Post Office Box 5308, Sioux Falls, South Dakota 57117 ("Lender", which term shall include any future holder hereof), at or at such other place as Lender may from time to time designate in writing, in lawful money of the United States of America, the principal sum of Fifteen Million and No/100 Dollars ($15,000,000.00) or so much thereof as may be advanced hereunder and to pay interest on the outstanding principal balance hereof from time to time at a daily fluctuating rate tied to the One-Month Reserve Adjusted Reuters London Inter-Bank Offering Rate ("LIBOR"), with the rate tiers determined on the last day of each fiscal quarter of Borrower's accounting year, and based upon the following rate tiers:

--- ----------------------------------------------------------------------------- ------------------------
1.  Total Liabilities/Tangible Net Worth Ratio = or (less than) .6                LIBOR + 140 basis points
--- ----------------------------------------------------------------------------- ------------------------
2.  Total Liabilities/Tangible Net Worth Ratio (more than).6 but (less than) 1.0  LIBOR + 155 basis points
--- ----------------------------------------------------------------------------- ------------------------
3.  Total Liabilities/Tangible Net Worth Ratio = or (more than) 1.0               LIBOR + 190 basis points
--- ----------------------------------------------------------------------------- ------------------------

Lender will tell Borrower the current LIBOR rate interest rate and rate tier upon Borrower's request. The initial rate tier shall be #2 above. The rate tier shall not be adjusted more often than quarterly. Interest shall be computed on the basis of actual days elapsed and a year of 360 days. Interest only shall be paid on the first day of each month, commencing November 1, 1998, and continuing on the first day of each month thereafter. The total unpaid principal amount and all interest thereon shall be payable on October 1, 2002 (the "Revolving Loan Maturity Date"). THIS NOTE REQUIRES A BALLOON PAYMENT.

         Borrower may prepay this Note in whole at any time, or in part from time to time, without penalty or premium. No prepayment shall suspend any required payments of either principal or interest on this Note or reduce the amount of any scheduled payment.

         Failure to exercise any option provided herein shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Borrower agrees that if, and as often as, this Note is given to an attorney for collection or to defend or enforce any of Lender's rights hereunder, Borrower will pay to the Lender Lender's reasonable attorneys' fees together with all court costs and other expenses paid by Lender.

         Borrower waives presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note and any lack of diligence or delays in collection or enforcement of this Note. Borrower agrees that this Note, or any payment hereunder, may be extended from time to time, and Borrower consents to the release of any party liable for the obligation evidenced by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of Borrower.

         THIS NOTE SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF SOUTH DAKOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS OR PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. WHENEVER POSSIBLE, EACH PROVISION OF THIS NOTE AND ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO, SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER SUCH APPLICABLE LAW, BUT, IF ANY PROVISION OF THIS NOTE OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO SHALL BE HELD TO BE PROHIBITED OR INVALID UNDER SUCH APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS NOTE OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO.

         AT THE OPTION OF LENDER, THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR SOUTH DAKOTA CIRCUIT COURT SITTING IN SIOUX FALLS OR BROOKINGS, SOUTH DAKOTA; AND BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         Borrower and Lender each irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or any of the Loan Documents (as defined in the Loan Agreement) or the transactions contemplated hereby or thereby.


                                           DAKTRONICS, INC.

                                        By _____________________________________
                                           Its President/Chief Executive Officer

                                    TERM NOTE

$5,000,000.00                                            Brookings, South Dakota
                                                                October 14, 1998

         FOR VALUE RECEIVED, Daktronics, Inc., a South Dakota corporation ("Borrower"), hereby promises to pay to the order of U.S. Bank National Association, a national banking association, 141 North Main Avenue, Post Office Box 5308, Sioux Falls, South Dakota 57117 ("Lender", which term shall include any future holder hereof), at or at such other place as Lender may from time to time designate in writing, in lawful money of the United States of America, the principal sum of Five Million and No/100 Dollars ($5,000,000.00) or so much thereof as may be advanced hereunder and to pay interest on the outstanding principal balance hereof from time to time at the rate of six and 77/100 percent (6.77%) per annum. Interest shall be computed on the basis of actual days elapsed and year of 360 days. Accrued interest from the date hereof shall be paid on the first day of November, 1998. Equal installments of principal and interest shall be paid in the sum of Ninety-eight Thousand Four Hundred Seventy and No/100 Dollars (98,470.00) commencing on the first day of December, 1998, and continuing on the first day of each month thereafter through November 1, 2003 (the "Term Maturity Date").

         Borrower acknowledges and agrees as follows: (i) Borrower has no right to prepay the Note, except upon payment of the prepayment indemnity provided for herein; (ii) Lender will be harmed by reason of any prepayment of the Note at a time when interest rates have declined below the levels prevailing at the time funds were advanced under the Note or, if earlier, the date Lender locked in the interest rate on the Note, because any reinvestment of the prepaid funds at the lower rates prevailing at the time of prepayment will produce a lower return to Lender; (iii) there is no readily available index of rates payable on loans such as that from Lender to Borrower, nor any assurance that Lender could replace the loan with a similar loan; and (iv) changes in the yields on U.S. government securities provide a reasonable approximation for changes in interest rates generally.

         Now, therefore, to induce Lender to agree to accept voluntary prepayments, Borrower agrees to pay Lender a prepayment indemnity as described in this Note upon any prepayment, whether voluntary, mandatory or upon acceleration of the Note, and agrees to all of the other terms of prepayment herein.

         As used herein, all capitalized terms not otherwise defined herein have the meanings assigned to them in the Note, and the following terms have the meanings assigned to them:

         "Average Initial Maturity Period" means the weighted average time to scheduled maturity of the Note. Average Initial Maturity Period shall be computed by multiplying the dollar amount of each installment of principal of the Note by the number of days from the Note Date until the scheduled maturity of that installment, adding together the resulting products and dividing the resulting sum by the total dollar amount of principal of the Note.

         "Average Remaining Maturity Period" means the weighted average time to scheduled maturity of the amount prepaid. Average Remaining Maturity Period shall be computed by multiplying the dollar amount of each installment of principal prepaid by the number of days from the prepayment date until the scheduled maturity of that installment, adding together the resulting products and dividing the resulting sum by the total dollar amount of principal being prepaid.

         "Government Yield" means the annual yield (converted as necessary to the equivalent semi-annual compound rate) on a U.S. Treasury security having a maturity date closest to the date computed by adding (i) for the Government Yield as of the Note Date, the Average Initial Maturity period to the Note Date or (ii) for the Government Yield as of the prepayment date, the Average Remaining Maturity Period to the date of prepayment, as published in The Wall Street Journal (or, if not so published, as determined by Lender based on quotations by secondary market dealers selected by Lender). "U.S. Treasury securities" means actively traded U.S. Treasury bonds, bills and notes. If more than one issue of U.S. Treasury securities is scheduled to mature at or about the time of such computed date, then to the extent possible the U.S. Treasury security trading closest to its par value will be chosen as the basis of the Government Yield.

         "Interest Differential" means the Government Yield as of the Note Date minus the Government Yield as of the prepayment date.

         "Note Date" means the date that the Note is funded or such other date that Lender locks in the interest rate in effect on the Note as of the date of prepayment.

         Any voluntary prepayment under the Note shall be either in the full amount of the outstanding loans under the Note or, if a partial prepayment, in the amount of [$100,000] or an integral multiple thereof, and partial prepayments shall be applied to installments due under the Note in inverse order of their maturities. If, at the time of any prepayment (whether voluntary, mandatory or upon acceleration of the Note), the Interest Differential shall exceed zero, such prepayment shall be accompanied by payment of a prepayment indemnity. The amount of the prepayment indemnity shall equal the present value (determined by Lender using the Government Yield as of the date of prepayment as the discount factor) on the prepayment date of a stream of equal monthly payments in number equal to the number of whole months (using a thirty-day month) in the Average Remaining Maturity Period. The amount of each such monthly payment shall equal the quotient obtained by dividing (a) the product of the amount prepaid, times the Interest Differential, times a fraction, the numerator of which is the number of days in the Average Remaining Maturity Period and the denominator of which is 360, by (b) the number of whole months (using a thirty-day month) in the Average Remaining Maturity Period.

         Failure to exercise any option provided herein shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. Borrower agrees that if, and as often as, this Note is given to an attorney for collection or to defend or enforce any of Lender's rights hereunder, Borrower will pay to the Lender Lender's reasonable attorneys' fees together with all court costs and other expenses paid by Lender.

         Borrower waives presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note and any lack of diligence or delays in collection or enforcement of this Note. Borrower agrees that this Note, or any payment hereunder, may be extended from time to time, and Borrower consents to the release of any party liable for the obligation evidenced by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of Borrower.

         THIS NOTE SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF SOUTH DAKOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS OR PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. WHENEVER POSSIBLE, EACH PROVISION OF THIS NOTE AND ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO, SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER SUCH APPLICABLE LAW, BUT, IF ANY PROVISION OF THIS NOTE OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO SHALL BE HELD TO BE PROHIBITED OR INVALID UNDER SUCH APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER

OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS NOTE OR ANY OTHER STATEMENT, INSTRUMENT OR TRANSACTION CONTEMPLATED HEREBY OR RELATING HERETO.

         AT THE OPTION OF LENDER, THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR SOUTH DAKOTA CIRCUIT COURT SITTING IN SIOUX FALLS OR BROOKINGS, SOUTH DAKOTA; AND BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         Borrower and Lender each irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or any of the Loan Documents (as defined in the Loan Agreement) or the transactions contemplated hereby or thereby.

                                           DAKTRONICS, INC.


                                        By _____________________________________
                                           Its President/Chief Executive Officer